Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Prospectus constituting a part of this Registration Statement to Form S-4 of our report dated March 31, 2022, relating to the consolidated financial statements of Tailwind Acquisition Corp., which is contained in that Prospectus. We also consent to the reference of our Firm under the caption "Experts" in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 13, 2022